Registration No. 33-81852

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

1st Source Corporation
(Exact name of Registrant as specified in its charter)

Indiana	35-1068133
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 North Michigan Street
South Bend, Indiana	46601
(Address of Principal Executive Offices)	(Zip Code)

1st SOURCE CORPORATION 1992 STOCK OPTION PLAN
(Full title of the plan)

JOHN B. GRIFFITH, ESQ.	Copy to:
General Counsel	ERIC M. MOY, ESQ.
1st Source Corporation	Barnes & Thornburg LLP
100 North Michigan Street	11 S. Meridian Street
South Bend, Indiana 46601	Indianapolis, Indiana 46204
(Name and address of agent for service)

Telephone number, including area code, of agent for service:
574-235-2000

DEREGISTRATION OF UNSOLD SECURITIES

1st Source Corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Form S-8 to deregister the 1,682,188 shares (as adjusted for stock splits and dividends) of the Registrant’s common stock, no par value per share, that remain unsold as of the date hereof under the Registration Statement on Form S-8 (File No. 33-81852) filed on July 22, 1994.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Bend, and the State of Indiana, on this 5th day of October, 2011.

1ST SOURCE CORPORATION

By:	/s/ John B. Griffith
(print)	John B. Griffith
Its:	Executive Vice President and General Counsel